EXHIBIT 10.33

                              GALACTICOMM AGREEMENT

This Agreement entered into this 8th day of May, 1997 by Specom Technologies Corp., a California corporation (hereinafter "SPECOM") and Galacticomm Technologies, Inc., located at 4101 SW 47th Avenue, Ft. Lauderdale, FL 33114 (hereinafter "GALACTICOMM").

WHEREAS SPECOM would like to include WebCast Lite product (as described in Appendix A) from GALACTICOMM with SPECOM'S Suite Vision product.

                                     LICENSE

For good and valuable consideration, GALACTICOMM grants and SPECOM accepts a non-exclusive license to distribute WebCast Lite software with SPECOM's Suite Vision product.

                             METHOD OF DISTRIBUTION

PHASE I: GALACTICOMM will ship 1,000 WebCast Lite diskettes to SPECOM for insertion in Suite Vision packages which are tageted for Fry's Grand Opening promotion, along with other customer opportunities.

GALACTICOMM will produce WebCast Lite diskettes & labels and ship to SPECOM at no charge.

GALACTICOMM will produce a sticker for the outside of the Suite Vision package stating that FREE WebCast Lite video broadcast software is included inside.

PHASE II. License will also entitle SPECOM to put WebCast Lite on SPECOM's Suite Vision CD for distribution with its Suite Vision product.

                             ENTITLEMENT PERFORMANCE

In consideration of Galacticomm adding value to SPECOM's Suite Vision product and Galacticomm providing the free WebCast Lite software offer, consumers will be directed to a GALACTICOMM for upsell purchase of the full version of WebCast Personal.

                                PROPRIETARY MARKS

All intellectual property, including, but not limited to, trademarks, tradenames, copyrights, company designs and logos, and software, and patents shall remain the property of the respective owner. SPECOM shall not modify, reverse engineer or decompile the licensed software. SPECOM may use GALACTICOMM trademarks solely for advertising in relation to this Agreement. GALACTICOMM represents and warrants that to the best of its knowledge, (i) it has all necessary right title and interest in and to the WebCast Lite and commercial versions of software it offers for sale to grant the license(s) and other rights granted under this Agreement and (ii) the WebCast Lite and commercial versions of software it offers for sale does not infringe any United States or international patent or copyright of any third party. Supplier will save harmless and indemnifies SPECOM and its clients for any claims against infringement by their intellectual property provided by GALACTICOMM. This clause survives termination.


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                                  MISCELLANEOUS

This Agreement is performable in and venue lies in Ft. Lauderdale, Florida. Both parties agree to be bound by Florida law.

Should a court declare any portion of this Agreement invalid, the remaining portions shall continue to bind the parties.

The Agreement can only be amended in writing executed by both parties. All notices shall be sent to the parties at the addresses listed above unless a later appropriate address is provided. All notices sent by first class mail shall be deemed delivered with three (3) days of placing in the U.S. Mail or on the same day if delivered via facsimile, or the next day if sent by a nationally recognized courier.

This Agreement constitutes the entire Agreement between parties and supersedes any previous written or oral Agreements. Appendix A forms part of this Agreement and Demo's and titles may be added from time to time upon mutual agreement.

Each party is acting as an independent contractor and not as an agent, partner, or joint venture with the other party for any purpose. Except as provided in this Agreement, neither party shall have any right, power or authority to act or create any obligation, expressed or implied, on behalf of the other.

The term of this agreement is for one (1) year, commencing on the date hereof, and shall be automatically renewed for subsequent one (1) year term(s) commencing on each anniversary date, unless terminated at any term, with a minimum 30 days notice prior to the end of a term. Upon termination of this Agreement for any reason, the parties agree to continue their cooperation in order to affect an orderly termination of their relationship over the next 90 days.

Agreed to:

SPECOM TECHNOLOGIES CORP.           GALACTICOMM TECHNOLOGIES, INC.

By: \s\ MAY MARGARET LEE            By: /s/ PETER BERG
   ---------------------                --------------------------
      May Margaret Lee                       Peter Berg

Title: Vice President of Sales      Title: CEO

Date: May 12, 1997                  Date: May 12, 1997